UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, Suite 100, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 12 2007, FCStone Group, Inc. (the “Company”) announced the filing of an automatically effective shelf registration statement on Form S-3 and that it is currently considering a proposed secondary offering of shares of common stock of the Company. The announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

The Company is also mailing to holders of its Series 1, Series 2 and Series 3 common stock and holders of common stock purchased in the initial public offering in a directed share program, which are subject to transfer restrictions due to lock-up agreements, a letter and related materials offering to such holders the opportunity to participate in the proposed secondary offering.

Item 9.01	Financial Statements and Exhibits.

Number	Description
99.1	Press Release, dated July 12, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: July 12, 2007

	By:	/s/ Robert V. Johnson
Robert V. Johnson
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated July 12, 2007

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